Exhibit 99.1

Pernix Therapeutics Reports First Quarter 2018
Financial Results

MORRISTOWN, NJ - May 10, 2018 -- Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, announced today its financial results for the three months ended March 31, 2018.

First Quarter 2018 Financial Highlights
  First quarter 2018 net revenues were $28.1 million, a 5% decrease from the $29.7 million in the first quarter of 2017.
  First quarter 2018 selling, general and administrative expense decreased by 15% to $17.3 million, as compared to the prior year period.
  Net loss for the first quarter of 2018 was $18.6 million, as compared to $29.5 million for the prior year period.
  First quarter 2018 adjusted EBITDA improved to $2.5 million, as compared to adjusted EBITDA of $(0.3) million in the prior year period.

Business Update
  A special purpose corporation to be jointly owned by a wholly-owned subsidiary of Pernix and an investor group entered into a "stalking horse" asset purchase agreement to acquire certain assets of Orexigen Therapeutics, Inc., including worldwide rights to Contrave® (naltrexone HCl / bupropion HCl), a prescription-only weight loss medication, for $75 million in cash.
    Since its launch in 2014, Contrave has become the most prescribed branded weight loss pill in the United States. Known as Mysimba™ in certain markets outside the U.S., it is also marketed in 25 additional countries where it is distributed by a network of partners.
    An auction for Contrave's assets is currently scheduled for June 26, 2018. The sale is subject to approval by the Bankruptcy Court. In addition, completion of the transaction remains subject to higher or better offers at such auction, and customary closing conditions.
  Resumed distribution of the 20 mg. dosage strength of Zohydro® ER (hydrocodone bitartrate) with BeadTek® on March 28, 2018.
  Zohydro ER TRx decreased 3% year-over-year in the first quarter of 2018; growth rate was impacted by the 20 mg backorder that extended through late March 2018. However, sales volume, which represents our sales to customers, was favorably impacted by the relaunch of the 20 mg strength of Zohdyro ER during the last week of the quarter.
  Silenor® (doxepin) TRx increased 4% year-over-year in the first quarter of 2018.
  Treximet® (sumatriptan/naproxen sodium) brand TRx decreased 38% year-over-year in the first quarter of 2018; results were impacted by the launch of two generic versions, including Pernix's own authorized generic.
  Pernix amended its $40 million asset-based revolving credit facility (ABL Facility) to modify the borrowing base formula which determines Pernix's capacity to draw on the ABL Facility, which could increase such capacity.

"We are extremely excited about our participation in the `stalking horse' agreement to acquire the worldwide rights to Contrave and its potential impact on our business," said John Sedor, Chairman and Chief Executive Officer of Pernix Therapeutics. "Importantly, this proposed transaction is reflective of a core element of our growth strategy - to acquire new, compelling assets that leverage our existing infrastructure."

"In regard to our existing business, we are pleased with the growth in net revenues for both Zohydro ER and Silenor during the first quarter of 2018," continued Mr. Sedor. "We remain focused on executing our growth strategy and creating long-term shareholder value. We are excited about the prospects for Contrave should we prevail at the auction and the favorable trends in our existing business."

Financial Results

Three Months Ended March 31, 2018 vs. March 31, 2017

For the first quarter of 2018, net revenues were $28.1 million, a 5% decrease from the $29.7 million in the first quarter of 2017. A summary of net revenues is outlined below:

	Three Months Ended
Amounts in ($000's)	March 31,		Increase
	2018	2017	(Decrease)	Percent
Net Revenues:
Treximet	$12,293	$13,770	$(1,477)	-11%
Treximet AG	1,847	-	1,847	*
Zohydro ER	7,025	5,196	1,829	35%
Silenor	5,348	3,549	1,799	51%
Other products	1,517	7,163	(5,646)	-79%
Net product revenues	28,030	29,678	(1,648)	-6%
Co-promotion and other revenue	109	64	45	70%
Total net revenues	$28,139	$29,742	$(1,603)	-5%
* Not Meaningful

Treximet brand net revenues decreased by $1.5 million, or 11%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017, due to the loss of exclusivity of Treximet® in February 2018, as we experienced generic competition. We expect that future Treximet brand revenues will continue to decrease due to the loss of exclusivity. On February 15, 2018, we launched an authorized generic version of Treximet® (Treximet AG).

Treximet AG net revenues were $1.8 million during the three months ended March 31, 2018, due to its launch on February 15, 2018. There were no sales of Treximet AG prior to its launch.

Zohydro ER net revenues increased by $1.8 million, or 35%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. The increase was due to an increase in net price of $418,000 and sales volume of $1.4 million. Sales volume was favorably impacted by the relaunch of the 20mg strength of Zohdyro ER during the last week of the quarter.

Silenor net revenues increased by $1.8 million, or 51%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. The increase was due to an increase in net price of $800,000 and sales volume of $1.0 million.

Other net product revenues decreased by $5.6 million, or 79%, during the three months ended March 31, 2018 compared to the three months ended March 31, 2017. The decrease was due primarily to the discontinuation of products no longer sold of $4.2 million, including isometheptene mucate, dichlorphenazone and acetaminophen (IDA), and increased competitive and pricing pressures on our generics portfolio.

Cost of product sales decreased by $1.1 million, or 11%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. The decrease in cost of product sales was due primarily to a $1.3 million decrease in our generics portfolio (primarily IDA), partially offset by increased Zohydro ER product costs of $0.3 million due to increased volume.

Selling, general and administrative expense decreased by $3.0 million, or 15%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017.  The decrease was driven primarily by lower sales force-related expenses of $2.3 million due to the restructuring announced in January 2018, lower marketing expenditures of $1.1 million related primarily to Treximet due to the loss of exclusivity, partially offset by higher legal fees of $0.4 million.

Research and development expense decreased by $524,000 during the three months ended March 31, 2018, compared to the three months ended March 31, 2017, due primarily to the discontinuation of certain Zohydro-related research projects.

Net loss was $18.6 million, or $1.57 per basic and diluted share, for the three months ended March 31, 2018, compared to a net loss of $29.5 million, or $2.94 per basic and diluted share, in the same period last year.

Adjusted EBITDA improved to $2.5 million for the three months ended March 31, 2018, compared to adjusted EBITDA of $(0.3) million for three months ended March 31, 2017, an increase of $2.8 million.

Liquidity

As of March 31, 2018, we had cash and cash equivalents of $26.9 million and borrowing availability of $9.0 million under the ABL Facility.

Conference Call Date: Time: Toll free (U.S.): International: Conference ID: Webcast:	Thursday, May 10, 2018 4:30 PM ET 888-394-8218 323-701-0225 7026871 http://public.viavid.com/index.php?id=129150

About Pernix Therapeutics
Pernix Therapeutics is a specialty pharmaceutical company focused on the acquisition, development and commercialization of prescription drugs, primarily for the U.S. market. The Company is currently focused on the therapeutic areas of pain and neurology, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its internal sales force, and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Non-GAAP Financial Measures

To supplement our financial results determined by GAAP, we have disclosed in this Press Release and the tables below adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).

Adjusted EBITDA is a non-GAAP financial measure that excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP.  This non-GAAP financial measure excludes from net loss; net interest; depreciation and amortization; taxes; net revenue adjustments; cost of product sales adjustments; selling, general and administrative adjustments; change in fair value of contingent consideration; non-recurring litigation expenses; change in fair value of derivative liability; restructuring costs; and foreign currency transactions.  In addition, from time to time in the future there may be other items that we may exclude for the purposes of our use of adjusted EBITDA; likewise, we may in the future cease to exclude items that we have historically excluded for the purpose of adjusted EBITDA.  We believe that adjusted EBITDA provides meaningful supplemental information regarding our operating results because it excludes or adjusts amounts that management and the board of directors do not consider part of core operating results or that are non-recurring when assessing the performance of the organization.  We believe that inclusion of adjusted EBITDA provides consistency and comparability with past reports of financial results and provides consistency in calculations by outside analysts reviewing our results.  Accordingly, we believe that adjusted EBITDA is useful to investors in allowing for greater transparency of supplemental information used by management.

We believe that these non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, but there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Adjustment items that are excluded from our non-GAAP financial measures can have a material impact on net earnings. As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, net loss, cash flow from operations or other measures of performance prepared in accordance with GAAP. We compensate for these limitations by using these non-GAAP financial measures as a supplement to GAAP financial measures and by reconciling the non-GAAP financial measure to its most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of the non-GAAP financial measure to its most comparable GAAP financial measure that is included below in this Press Release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements.  These statements reflect the Company's current views, expectations and beliefs concerning future events.  In addition, any statements related to Pernix's future strategy and plans with respect to the special purpose corporation, Contrave or the related U.S. bankruptcy proceeding involving Orexigen, and the anticipated benefits therefrom, contained herein are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved.  Investors should note that many factors, including the risks and uncertainties in Pernix's business and inherent in the outcome of bankruptcy proceedings and potential acquisition transactions, as more fully described in Pernix's filings with the Securities and Exchange Commission ("SEC") (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the SEC), could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release.  The forward-looking statements in this press release are qualified by risk factors identified by the Company.  These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
 Investor Relations
Bob Yedid
LifeSci Advisors, LLC

Bob@LifeSciAdvisors.com

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
 (In thousands, except share and per share data)
(Unaudited)
	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$26,942	$32,820
Accounts receivable, net	37,006	45,317
Inventory, net	5,407	5,396
Prepaid expenses and other current assets	7,290	8,628
Income tax receivable	68	123
Total current assets	76,713	92,284

Property and equipment, net	670	752
Goodwill	12,100	12,100
Intangible assets, net	86,800	96,606
Other	2,118	2,263
Total assets	$178,401	$204,005
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$8,796	$7,911
Accrued personnel expenses	3,129	5,748
Accrued allowances	60,255	56,309
Other accrued expenses	6,679	6,909
Interest payable	5,879	10,612
Treximet Secured Notes - current, net	-	3,664
Other liabilities - current	2,737	2,648
Total current liabilities	87,475	93,801

Convertible notes - long-term, net	66,054	65,194
Exchangeable notes - long-term, net	8,468	7,975
Delayed draw term loan - long-term, net	27,717	27,248
Derivative liability	112	93
Contingent consideration	1,621	1,358
Treximet Secured Notes - long-term, net	162,405	163,887
Credit facility	14,185	14,185
Arbitration award	2,000	2,000
Other liabilities - long-term	805	2,521
Total liabilities	370,842	378,262
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value, authorized 10,000,000 shares;
no shares issuedand outstanding	-	-
Common stock, $0.01 par value, 140,000,000 shares authorized, 11,873,562 and 11,841,173 shares issued and outstanding at March 31, 2018 and
December 31, 2017, respectively	119	119
Additional paid-in capital	261,558	261,158
Accumulated other comprehensive loss	-	-
Accumulated deficit	(454,118)	(435,534)
Total stockholders' deficit	(192,441)	(174,257)
Total liabilities and stockholders' deficit	$178,401	$204,005

PERNIX THERAPEUTICS HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Gain
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	March 31,
	2018	2017

Net revenues	$28,139	$29,742

Costs and operating expenses:
Cost of product sales	8,961	10,040
Selling, general and administrative expense	17,283	20,275
Research and development expense	4	528
Depreciation and amortization expense	9,865	18,547
Change in fair value of contingent consideration	263	346
Restructuring costs	829	100
Total costs and operating expenses	37,205	49,836

Loss from operations	(9,066)	(20,094)

Other income (expense):
Interest expense	(9,460)	(8,959)
Change in fair value of derivative liability	(19)	(354)
Total other income (expense), net	(9,479)	(9,313)

Loss before income tax expense	(18,545)	(29,407)
Income tax expense	39	55
Net loss	(18,584)	(29,462)

Other comprehensive loss:
Unrealized gain during period, net of tax of $0 and $0, respectively	-	6
Comprehensive loss	$(18,584)	$(29,456)

Net loss per common share:
Basic	$(1.57)	$(2.94)
Diluted	$(1.57)	$(2.94)

Weighted-average common shares outstanding:
Basic	11,869	10,016
Diluted	11,869	10,016

Reconciliation of GAAP reported net loss to adjusted EBITDA is as follows (in thousands):

	Three Months Ended
	March 31,
	2018	2017
GAAP net loss	$(18,584)	$(29,462)
Adjustments:
Interest expense	9,460	8,959
Depreciation and amortization	9,894	18,576
Income tax expense	39	55
EBITDA	809	(1,872)
Selling, general and administrative adjustments (1)	626	799
Change in fair value of contingent consideration (2)	263	346
Change in fair value of derivative liability (3)	19	354
Restructuring costs (4)	829	100
Adjusted EBITDA	$2,546	$(273)

(1)

To exclude deal costs of $0 and $7,000; stock compensation expense of $400,000 and $745,000; severance expense of $19,000 and $43,000; and litigation settlement expenses of $207,000 and $4,000 for the three months ended March 31, 2018 and 2017, respectively.

(2)

Excludes loss from change in fair value of contingent consideration related to the 2015 acquisition of Zohydro ER and is linked to the achievement of certain net sales targets. Any change in fair values between the reporting dates is recognized in the condensed consolidated statements of operations.

(3)

Excludes loss from change in fair value of derivative liability consideration. We are required to separate the conversion option in the 4.25% Convertible Notes under ASC 815, Derivatives and Hedging. We recorded the bifurcated conversion option valued at $28.5 million at issuance, as a derivative liability, which created additional discount on the debt. The derivative liability is marked to market through the other income (expense) section on the condensed consolidated statements of operations for each reporting period.

(4)	To exclude the cost related to the initiative to restructure our sales force and operations for the three months ended March 31, 2018 and 2017.